EXHIBIT 10.35C
THE MODIFICATION AND CONSENT AGREEMENT MADE TO BE EFFECTIVE AS OF FEBRUARY 15, 2005 IS AMENDED, RESTATED, AND REPLACED IN ITS ENTIRETY BY THIS AMENDED AND RESTATED MODIFICATION AND CONSENT AGREEMENT.
AMENDED AND RESTATED
MODIFICATION AND CONSENT AGREEMENT
     THIS AMENDED AND RESTATED MODIFICATION AND CONSENT AGREEMENT (“AGREEMENT”) is made to be effective as of the 15th day of February, 2005, by and between MANUFACTURERS AND TRADERS TRUST COMPANY (“BANK”); MARYLAND INDUSTRIAL DEVELOPMENT FINANCING AUTHORITY (“ISSUER”); and AVALON PHARMACEUTICALS, INC. (“BORROWER”).
RECITALS
     The ISSUER has issued and sold certain bonds (“BONDS”) in the aggregate amount of Twelve Million Dollars ($12,000,000) and has lent the proceeds thereof to the BORROWER in accordance with the terms of a Loan Agreement dated April 1, 2003 (“LOAN AGREEMENT”). In order to enhance the marketability of the BONDS, the BORROWER has entered into a Letter Of Credit Agreement dated April 1, 2003 (“LC AGREEMENT”) pursuant to which the BANK issued to the Trustee named therein for the holders of the BONDS the BANK’S irrevocable letter of credit (“LETTER OF CREDIT”). As a condition to its issuance of the LETTER OF CREDIT, the BANK required the ISSUER to insure a portion of the BORROWER’S obligations under the LC AGREEMENT in accordance with the terms of the Issuer’s Insurance Agreement dated April 1, 2003 (“INSURANCE AGREEMENT”). Hereafter, the BONDS, the LOAN AGREEMENT, the BOND AGREEMENT, the INSURANCE AGREEMENT, and all other documents and agreements which evidence, secure, relate or pertain to the BONDS and the loan of the proceeds of the BONDS by the ISSUER to the BORROWER are collectively referred to as the “BOND DOCUMENTS.”
     The BORROWER proposes to issue an Unsecured Convertible Promissory Note (“SUBORDINATED NOTE”) and a Warrant For The Purchase Of Shares Of Warrant Stock (“WARRANT”) pursuant to which the BORROWER will borrow sums (“SUBORDINATED LOAN PROCEEDS’) from the “Payees” (as defined therein) in an aggregate principal amount of not more than Six Million Dollars ($6,000,000.00). The BORROWER has represented to the BANK and to the ISSUER that the purpose for the issuance of the SUBORDINATED NOTE and the WARRANT by the BORROWER and the borrowing of the SUBORDINATED LOAN PROCEEDS by the BORROWER is to provide the BORROWER with the funding necessary for the BORROWER to enter into a proposed License, Development And Commercialization Agreement (“VERTEX AGREEMENT”) between Vertex Pharmaceuticals Incorporated and the BORROWER, a draft copy of which the BORROWER has provided to the BANK and to the ISSUER, to make certain payments (collectively, “LICENSING PAYMENTS”) in the aggregate amount of Five Million Dollars ($5,000,000.00) required by Section 6.1 (Consideration for License) of the VERTEX AGREEMENT, and to otherwise fund the general corporate purposes of the BORROWER.
     The BORROWER has requested that the ISSUER and the BANK consent to: (a) the issuance of the SUBORDINATED NOTE by the BORROWER and the borrowing of the SUBORDINATED LOAN PROCEEDS by the BORROWER; and (b) a temporary modification to the calculation of “Current Liabilities” set forth in the LC AGREEMENT.
     NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
AGREEMENT
     Section 1. Acknowledgment Of Obligations. The BORROWER acknowledges that: (a) each of the BOND DOCUMENTS to which the BORROWER is a signatory constitutes the valid and binding obligation of the BORROWER; (b) the BOND DOCUMENTS are enforceable against the BORROWER in accordance with all stated terms; and (c) the BORROWER has no defenses, claims of offset, or counterclaims against the enforcement of the BOND DOCUMENTS strictly in accordance with all stated terms.

     Section 2. Consent To Subordinated Note. Subject to the agreements and covenants of the BORROWER set forth herein and the satisfaction of all conditions required by this AGREEMENT, the BANK and the ISSUER hereby consent to the execution and delivery of the SUBORDINATED NOTE by the BORROWER in form and substance as the unexecuted Unsecured Convertible Promissory Note attached hereto as Exhibit A. The consents of the BANK and the ISSUER are conditioned upon the receipt by the BORROWER of paid-in cash SUBORDINATED LOAN PROCEEDS of approximately Four Million Seven Hundred Sixty-Six Thousand Dollars ($4,766,000.00). All of the paid-in SUBORDINATED LOAN PROCEEDS shall be maintained on deposit with the BANK until used by the BORROWER to fund the LICENSING PAYMENTS and the general corporate purposes of the BORROWER as authorized by Section 3.4 of this AGREEMENT.
     Section 3. Covenants Of Borrower. In order to induce the BANK and the ISSUER to enter into this AGREEMENT, the BORROWER covenants and agrees as follows:
     Section 3.1 No Amendment To Subordinated Note. The BORROWER will not consent to any modifications or amendments to any of the terms of the SUBORDINATED NOTE, including without limitation, the terms of subordination set forth in paragraph 15 of the SUBORDINATED NOTE.
     Section 3.2 No Prepayments Under Subordinated Note. The BORROWER agrees that it will not make any cash payments of principal, interest or other sums upon either the SUBORDINATED NOTE or upon any securities issued by the BORROWER with respect to the SUBORDINATED NOTE until all “Senior Indebtedness” (as defined in the SUBORDINATED NOTE) has been paid and satisfied in full.
     Section 3.3 Use Of Subordinated Loan Proceeds. The BORROWER will use the SUBORDINATED LOAN PROCEEDS solely for the payment of the LICENSING PAYMENTS and the general corporate purposes of the BORROWER and for no other purposes.
     Section 3.4 No Prepayment Of Licensing Payments. The BORROWER will not pre-pay any of the LICENSING PAYMENTS prior to the dates upon which each of such LICENSING PAYMENTS is scheduled for payment in accordance with the provisions of Section 6.1 of the VERTEX AGREEMENT.
     Section 3.5 Prepayment Of Next Scheduled Principal Portion Reduction. The BORROWER shall pay to the BANK the “Principal Portion” (as defined in the LC AGREEMENT) reduction in the amount of One Million Two Hundred Thousand Dollars ($1,200,000.00) which is currently scheduled for payment on April 1, 2005.
     Section 4. Calculation Of Current Liabilities. The BORROWER and the BANK agree that for the period of time commencing on the effective date of this AGREEMENT and ending on August 31, 2005, the obligation of the BORROWER under the SUBORDINATED NOTE and the payment obligations of the BORROWER pursuant to Section 6.1 of the VERTEX AGREEMENT shall not be included in any calculation of “Current Liabilities” for the purpose of determining compliance by the BORROWER with the Minimum Current Ratio financial covenant set forth in Section 10.1(h)(i) of the LC AGREEMENT. Commencing with the period measured on September 30, 2005 and continuing thereafter, such obligations shall be included in the calculation of “Current Liabilities.”
     Section 5. Calculation Of Tangible Net Worth. The BORROWER and the BANK agree that the SUBORDINATED NOTE shall contain subordination language satisfactory to the BANK in its sole discretion and shall provide for repayment of principal and interest solely by the conversion of the SUBORDINATED NOTE into either subordinated Series C Preferred Stock or subordinated Capital Stock. The BORROWER and the BANK agree that the amount of the indebtedness evidenced by the SUBORDINATED NOTE shall be included in any calculation of “Tangible Net Worth” for the purpose of determining compliance by the BORROWER with the Tangible Net Worth financial covenant set forth in Section 10.1(h)(iii) of the LC AGREEMENT.
     Section 6. Borrower’s Payment Of Modification Fees. The BORROWER agrees to pay to the BANK a modification fee in the amount of Ten Thousand Dollars ($10,000.00) contemporaneously with the effective date of this AGREEMENT, which fee shall be the absolute property of the BANK upon payment, and shall not be considered to be a payment of any of the BANK’S expenses incurred in connection with this AGREEMENT. The BORROWER shall pay an additional modification fee to the BANK in the amount of Fifteen Thousand Dollars ($15,000.00) on or before

April 11, 2005. Hereafter, the above-described modification fees are collectively described as the “MODIFICATION FEES.”
     Section 7. Bank’s Expenses. The BORROWER agrees to reimburse the BANK upon demand for the costs and expenses incurred by the BANK in connection with the preparation of this AGREEMENT, including reasonable attorneys’ fees. The execution and delivery by the BORROWER of this AGREEMENT to the BANK shall authorize the BANK to debit and charge the BORROWER’S deposit account #970184752 for the MODIFICATION FEES and the costs and expenses incurred by the BANK, including reasonable attorneys’ fees, in connection with the preparation of this AGREEMENT.
     Section 8. Issuer’s Expenses. The BORROWER agrees to reimburse the ISSUER upon demand for the costs and expenses incurred by the ISSUER in connection with the preparation of this AGREEMENT, including reasonable attorneys’ fees.
     Section 9. Borrower’s Representations. The BORROWER represents and warrants to the BANK and the ISSUER that: (a) the BORROWER is not in default of any of its agreements or covenants set forth in any of the BOND DOCUMENTS; and (b) the BORROWER is duly authorized and has obtained all necessary consents and approvals to: (i) enter into this AGREEMENT, (ii) execute and deliver the SUBORDINATED NOTE, and (iii) execute, deliver and perform the VERTEX AGREEMENT.
     Section 10. Vertex Agreement. The BORROWER agrees that it will not modify the provisions of Section 6.1 of the VERTEX AGREEMENT without the prior written consent of the ISSUER and the BANK.
     Section 11. Cross Default. The parties agree that a default by the BORROWER under any of the terms of this AGREEMENT or the SUBORDINATED NOTE shall constitute an event of default under the BOND DOCUMENTS.
     Section 12. No Novation. It is the intent of the BORROWER, the ISSUER, and the BANK that nothing contained in this AGREEMENT shall be deemed to effect or accomplish or otherwise constitute a novation of any of the BOND DOCUMENTS or of any of the obligations owed by the BORROWER in accordance with any of the BOND DOCUMENTS.
     Section 13. Enforceability. This AGREEMENT shall inure to the benefit of and be enforceable against the parties hereto and their respective successors and assigns.
     Section 14. Appraisal. The BORROWER agrees to cooperate with the BANK in the obtaining of an appraisal of the BORROWER’S assets which secure the BORROWER’S obligations under the BOND DOCUMENTS, and agrees to reimburse the BANK for the actual costs incurred by the BANK in obtaining such appraisal.
     Section 15. Choice Of Law; Consent To Jurisdiction; Agreement As To Venue. This AGREEMENT shall be construed, performed and enforced and its validity and enforceability determined in accordance with the laws of the State of Maryland (excluding, however, conflict of laws principles). The BORROWER consents to the jurisdiction of the courts of the State of Maryland and the jurisdiction of the United States District Court for the District of Maryland, if a basis for federal jurisdiction exists. The BORROWER waives any right to object to the maintenance of a suit in any of the state or federal courts of the State of Maryland on the basis of improper venue or inconvenience of forum.
     Section 16. Waiver Of Jury Trial. Each of the parties agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by any of the parties, or any successor or assign of any of the parties , on or with respect to this AGREEMENT or any of the BOND DOCUMENTS or which in any way relates, directly or indirectly, to the obligations of the BORROWER under the BOND DOCUMENTS or this AGREEMENT or the dealings of the parties with respect thereto, shall be tried by a court and not by a jury. THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.
     Section 17. RELEASE. IN ORDER TO INDUCE THE BANK AND THE ISSUER TO ENTER INTO THIS AGREEMENT, THE BORROWER FOREVER RELEASES AND DISCHARGES THE BANK AND THE ISSUER AND THE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AGENTS, SUCCESSORS,

AND ASSIGNS OF THE BANK AND THE ISSUER (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, SUITS AND DAMAGES (INCLUDING CLAIMS FOR ATTORNEYS’ FEES AND COSTS) WHICH THE BORROWER EVER HAD OR MAY NOW HAVE AGAINST ANY OF THE RELEASED PARTIES, WHETHER KNOWN OR UNKNOWN, INCLUDING BUT NOT LIMITED TO ANY AND ALL CLAIMS BASED UPON OR RELYING ON ANY ALLEGATIONS OR ASSERTIONS OF DURESS, ILLEGALITY, UNCONSCIONABILITY, BAD FAITH, BREACH OF CONTRACT, REGULATORY VIOLATIONS, NEGLIGENCE, MISCONDUCT, OR ANY OTHER TORT, CONTRACT OR REGULATORY CLAIM OF ANY KIND OR NATURE. THIS RELEASE IS INTENDED TO BE FINAL AND IRREVOCABLE AND IS NOT SUBJECT TO THE SATISFACTION OF ANY CONDITIONS OF ANY KIND.
     Section 18. Replacement Of Initial Modification And Consent Agreement. The parties acknowledge and agree that the Modification And Consent Agreement made to be effective as of February 15, 2005 is amended, restated, and replaced in its entirety by this Amended And Restated Modification And Consent Agreement.
     IN WITNESS WHEREOF, the parties have executed this AGREEMENT with the specific intention of creating a document under seal to be effective as of the date first above written. This AGREEMENT may be executed and delivered in counterparts.

WITNESS/ATTEST:	AVALON PHARMACEUTICALS, INC.

	By:	/s/ Kenneth C. Carter		(SEAL)

		Name:	Kenneth C. Carter, Ph.D.

		Title:	President & CEO

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

Signature Page to Modification And Consent Agreement – Continued:

WITNESS/ATTEST:	MARYLAND INDUSTRIAL DEVELOPMENT FINANCING AUTHORITY

	By:	/s/ D. Gregory Cole		(SEAL)

		Name:	D. Gregory Cole

		Title:	Director

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

Signature Page to Modification And Consent Agreement – Continued:

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Stephen Gattiff		(SEAL)

	Name:	Stephen Gattiff

	Title:	Vice-President